Exhibit 16
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED AMERICAN LEADERS FUND, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            President and Director    February 25, 1997
John F. Donahue                (Chief Executive Officer)

/s/J. Christopher Donahue     Executive Vice President  February 25, 1997
J. Christopher Donahue        and Director



/s/John W. McGonigle          Treasurer, Executive      February 25, 1997
John W. McGonigle             Vice President and Secretary
                                (Principal Financial and
                                 Accounting Officer)



/s/Thomas G. Bigley           Director          February 25, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.        Director          February 25, 1997
John T. Conroy, Jr.


/s/William J. Copeland        Director          February 25, 1997
William J. Copeland



/s/James E. Dowd              Director          February 25, 1997
James E. Dowd



/s/Lawrence D. Ellis, M.D.    Director          February 25, 1997
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Director          February 25, 1997
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Director          February 25, 1997
Peter E. Madden



/s/Gregor F. Meyer            Director          February 25, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.        Director          February 25, 1997
John E. Murray, Jr.



/s/Wesley W. Posvar           Director          February 25, 1997
Wesley W. Posvar

/s/Marjorie P. Smuts          Director          February 25, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 25th day of February, 1997




/s/Marie M. Hamm
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Alleghny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries